UNITED STATES
SECURlTIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURlTIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2010

NESS ENERGY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Washington	000-10301	91-1067265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 East 15th St. Bldg 600 Edmond, OK	73013
(address of principal executive office)	(zip code)

Registrant's telephone number, including area code:  405-513-7733

(Former name, former address and former fiscal year, if changed since last report)

ITEM 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant's Certifying Accountant.

Summary

We have reengaged Whitley Penn LLP as the Company’s independent registered public accounting firm to audit our records.  This firm was previously engaged by the Company in 2005 and 2006.

(b) On May 25, 2010 the Company engaged the firm of Whitley Penn LLP as its independent registered public accounting firm for the years ended December 31, 2006 through the current period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NESS ENERGY INTERNATIONAL, INC.

Date: June 1, 2010	By:	/s/David Boyce
David Boyce, President
(Principal Executive Officer)